Exhibit 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880                             Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS THIRD QUARTER AND NINE MONTHS 2006 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS, October 30, 2006 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and nine month period ended September 30, 2006.

Comparing the third quarter of 2006 with the third quarter of 2005:

•	Net revenue was $53,842,000 as compared to $49,573,000, an increase of 9%.

•	Earnings from operations were $4,441,000 as compared to $4,102,000, an increase of 8%. Excluding stock-based compensation expense from 2006 results (discussed below), earnings from operations increased 17%.

•	Net earnings were $2,414,000 as compared to $2,188,000, an increase of 10%. Excluding stock-based compensation expense from 2006 results (discussed below), net earnings increased 20%.

•	Diluted net earnings per share were $0.19, as compared to $0.17, an increase of 12%. Excluding stock-based compensation expense from 2006 results (discussed below), diluted net earnings per share increased 18%.

•	Diluted cash net earnings per share were $0.25 as compared to $0.23, an increase of 9%. Excluding stock-based compensation expense from 2006 results (discussed below), diluted cash net earnings per share increased 17%.

Comparing the first nine months of 2006 with the first nine months of 2005:

•	Net revenue was $162,986,000 as compared to $147,145,000, an increase of 11%.

•	Earnings from operations were $15,252,000 as compared to $13,967,000, an increase of 9%. Excluding stock-based compensation expense from 2006 results (discussed below), earnings from operations increased 17%.

•	Net earnings were $8,388,000 as compared to $7,651,000, an increase of 10%. Excluding stock-based compensation expense from 2006 results (discussed below), net earnings increased 18%.

•	Diluted net earnings per share were $0.65 as compared to $0.60, an increase of 8%. Excluding stock-based compensation expense from 2006 (discussed below), diluted net earnings per share increased 17%.

•	Diluted cash net earnings per share were $0.84 as compared to $0.78, an increase of 8%. Excluding stock-based compensation expense from 2006 (discussed below), diluted cash net earnings per share increased 14%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results, was $83,550,000 for the quarter as compared to $76,743,000 for the prior year’s same quarter, an increase of 9%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 8% for the quarter.

For the quarter, cash flow from operations was $6,671,000, capital expenditures were $506,000 and amounts paid for affiliations, including contingent payments and affiliation costs, amounted to $1,309,000. The Company expanded two dental facilities and completed one practice affiliation which was combined with Associated Dental Care Providers, the Company’s existing affiliated dental group practice in Arizona. Subsequent to the end of the third quarter, the Company completed the first of two de novo facilities for Assure Dental, its previously announced newly formed affiliate in Minnesota. Also, subsequent to the end of the quarter and as previously announced, the Company signed a definitive agreement to acquire the assets of Arizona’s Tooth Doctor for Kids and expects this transaction to close during the fourth quarter of 2006.

The Company adopted Statement of Financial Accounting Standards No. 123 (R) “Share-Based Payment,” effective January 1, 2006. As a result, the Company recognized $341,000 in stock-based compensation expense, $207,000 net of tax or $.02 per diluted share, during the third quarter and $1,019,000 in stock-based compensation expense, $618,000 net of tax or $.05 per diluted share, during the nine months ended September 30, 2006.

During the third quarter, the Company incurred approximately $298,000 in professional fees related to the previously announced litigation between the Company’s Minnesota subsidiary, PDHC, Ltd., and PDG, P.A., the affiliated practice at Park Dental.

The Company’s debt to total capitalization stood at 16% at September 30, 2006, compared to 24% at December 31, 2005. The Company achieved an annualized cash return on committed capital of 17% for the quarter and cash return on equity of 12% for the quarter. Excluding stock-based compensation expense and the PDG litigation expense, the Company’s cash return on committed capital and cash return on equity would have been 19% and 13%, respectively.

Cash net earnings and cash earnings from operations are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the third quarter ended September 30, 2006, the Company will host its previously announced conference call on Tuesday, October, 31, 2006 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 5:00 p.m. EST Tuesday, November 7.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 21 dental group practices which have 201 dental facilities with approximately 1,876 operatories located in 18 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the possibility that we may not realize the benefits expected from our acquisition and affiliation strategy, economic, regulatory and/or other factors outside the control of the Company, which are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2005.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenue	$53,842	$49,573	$162,986	$147,145
Operating expenses:
Salaries and benefits	22,886	21,496	67,822	62,473
Lab fees and dental supplies	8,929	7,957	26,611	23,567
Office occupancy expenses	6,924	5,962	19,741	16,990
Other operating expenses	4,713	4,808	14,381	13,935
General corporate expenses	2,645	2,137	9,375	7,337
Depreciation expense	1,964	1,805	5,815	5,119
Amortization of intangible assets	1,340	1,306	3,989	3,757

Total operating expenses	49,401	45,471	147,734	133,178

Earnings from operations	4,441	4,102	15,252	13,967
Interest expense, net	449	477	1,403	1,299

Earnings before income taxes	3,992	3,625	13,849	12,668
Income taxes	1,578	1,437	5,461	5,017

Net earnings	$2,414	$2,188	$8,388	$7,651

Net earnings per common share:
Basic	$0.20	$0.18	$0.68	$0.64

Diluted	$0.19	$0.17	$0.65	$0.60

Weighted average common shares outstanding:
Basic	12,308	12,021	12,286	11,951

Diluted	12,934	12,784	12,879	12,654

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,750	$592
Receivables due from affiliated dental group practices	14,839	14,751
Other current assets	7,336	6,966

Total current assets	23,925	22,309

Property and equipment, net	43,592	45,184

Other non-current assets:
Goodwill	5,095	5,095
Intangible assets, net	98,494	97,260
Other assets	576	798

Total non-current assets	104,165	103,153

Total assets	$171,682	$170,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$22,720	$20,131
Current maturities of debt	81	123

Total current liabilities	22,801	20,254

Non-current liabilities:
Long-term debt	20,558	32,039
Other liabilities	16,258	16,458

Total non-current liabilities	36,816	48,497

Total liabilities	59,617	68,751

Commitments and contingencies
Stockholders’ equity	112,065	101,895

Total liabilities and stockholders’ equity	$171,682	$170,646

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

(unaudited)

Reconciliation of GAAP earnings, as reported, to cash net earnings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net earnings (as reported)	$2,414	$2,188	$8,388	$7,651
Add: Amortization of intangible assets, net of tax	812	789	2,417	2,269

Cash net earnings (1)	$3,226	$2,977	$10,805	$9,920

Weighted average common shares outstanding	12,934	12,784	12,879	12,654

Diluted net earnings per share	$0.19	$0.17	$0.65	$0.60

Diluted cash net earnings per share (1)	$0.25	$0.23	$0.84	$0.78

Calculation of cash return on committed capital and cash return on equity for the three and nine months ended September 30, 2006 and 2005

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Earnings from operations	$4,441	$4,102	$15,252	$13,967
Add back: Amortization of intangible assets	1,340	1,306	3,989	3,757

Cash earnings from operations (2)	$5,781	$5,408	$19,241	$17,724

Annualized cash earnings from operations	$23,124	$21,632	$25,655	$23,632

Average committed capital (3)	$133,920	$128,586	$133,381	$124,203

Cash return on committed capital (2)	17%	17%	19%	19%

Net earnings	$2,414	$2,188	$8,388	$7,651
Add back: Amortization of intangible assets, net of taxes	812	789	2,417	2,269

Cash net earnings (1)	$3,226	$2,977	$10,805	$9,920

Annualized cash net earnings	$12,904	$11,908	$14,407	$13,227

Average stockholders’ equity (3)	$110,485	$95,419	$106,980	$92,002

Cash return on equity (2)	12%	12%	13%	14%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

(unaudited)

Patient revenue of the affiliated dental group practices (4)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2006	2005		2006	2005
Patient revenue - affiliated practices:
Platform dental groups affiliated with the Company in both periods of comparison (5)	$82,984	$76,743	8%	$242,172	$220,009	10%
Platform dental groups that affiliated with the Company during periods of comparison	566	—	N/A	9,711	6,097	59%

Total patient revenue	83,550	76,743	9%	251,883	226,106	11%
Amounts due to the Company under service agreements	52,704	48,363	9%	159,512	143,426	11%

Amounts retained by affiliated practices	$30,846	$28,380	9%	$92,371	$82,680	12%

(1)	Cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.
(2)	Cash earnings from operations is not a measure of financial performance under GAAP. The Company believes that cash return on committed capital and cash return on equity are useful financial measures for understanding its financial performance.
(3)	Average committed capital calculated as average of beginning of quarter and end of quarter debt, including current portion, plus stockholders’ equity. Average stockholders’ equity calculated as average of beginning of quarter and end of quarter stockholders’ equity.
(4)	Patient revenue of the affiliated dental group practices is not consolidated with the Company’s financial statements.
(5)	Same market patient revenue excludes new platform affiliations that occurred during the periods of comparison in which a new service agreement was entered into.